Exhibit 99.1

Kennedy Wilson Reports 3Q 2011 Earnings

Contact: Christina Cha
Director of Corporate Communication
Kennedy Wilson
(310) 887-6294	9701 Wilshire Blvd. Suite 700
ccha@kennedywilson.com	Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS THIRD QUARTER 2011 EARNINGS

BEVERLY HILLS, Calif. (November 7, 2011) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) (“Kennedy Wilson” or the “Company”), an international real estate investment and services company, today reported a third quarter 2011 net loss attributable to common shareholders of $6.9 million (or $0.16 per basic and diluted share) compared to $6.7 million (or $0.17 per basic and diluted share) for the same period in 2010. Net loss attributable to common shareholders, adjusted for the non-recurring stock-based compensation expense, was $5.6 million (or $0.13 per basic share) compared to $4.7 million (or $0.12 per basic share) for the same period in 2010.

The Company’s earnings before interest, taxes, depreciation and stock-based and merger-related compensation expense (“Adjusted EBITDA”) for the three and nine months ended September 30, 2011 were $9.0 million and $41.6 million, respectively, compared to $13.6 million and $44.1 million for the same periods in 2010, respectively.

“The company had many outstanding achievements in the third quarter, particularly in Europe, which we believe will become a major part of our business in the next three to five years,” said William McMorrow, chairman and CEO of Kennedy Wilson. “We continue to increase our assets under management and generate recurring income from our investments and services businesses. Based on the fees we have already earned, we have started the fourth quarter on a very strong note, and we continue to execute on our growth strategy, which we outlined at the beginning of 2010.”

Kennedy Wilson Recent Highlights

Investments

•

Kennedy Wilson’s investment account (the Company’s equity in real estate, loan investments, and marketable securities) increased by $133.2 million, or 36.6%, to $496.9 million as of September 30, 2011 from $363.7 million as of December 31, 2010. Subsequent to September 30, 2011, the Company increased its investment account to approximately $644.6 million, primarily as a result of its participation in the acquisition of the loan portfolio in the United Kingdom, its purchase of 180.2 million units of ordinary stock of the Bank of Ireland and the acquisition of four office buildings in Los Angeles.

•

During the nine months ended September 30, 2011, the Company, through consolidated and joint venture investments, closed or is under contract to close, approximately $3.1 billion of real estate acquisitions. The Company’s acquisitions (together with its institutional partners) and deals under contract since 2010 total approximately $5.1 billion.

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Kennedy Wilson Reports 3Q 2011 Earnings

Services

•

The estimated value of the assets under the Company’s management (“AUM”) increased from approximately $7 billion at December 31, 2010 to approximately $10 billion at September 30, 2011. Subsequent to September 30, 2011, the Company’s AUM increased to approximately $12 billion, primarily as a result of its participation in the acquisition of the loan portfolio in the United Kingdom.

•	Kennedy Wilson auctioned and conventionally sold approximately $200 million of properties in CA, OR, WA, FL, TX, SC, UT, and NC from January 1, 2011 through September 30, 2011.

Europe

•

In June 2011, Kennedy Wilson Europe was established with offices in Dublin, Ireland and London, England, also securing a contract to manage AUM with an estimated value of approximately $2.3 billion constituting real estate primarily located in Western Europe.

•

During the three months ended September 2011, Kennedy Wilson was involved in the investment by several parties of $1.5 billion in equity in the Bank of Ireland. The transaction closed in two tranches. The first tranche closed in July 2011 and the Company earned a $1.9 million transaction fee at the closing. The second tranche closed in October 2011 and the Company earned a $6.4 million transaction fee at the closing.

•

In August 2011, Kennedy Wilson, along with its institutional partners, agreed to acquire a portfolio consisting of 27 performing loans with an unpaid principal balance (“UPB”) of approximately $2.3 billion ($1.8 billion purchase price) secured by real estate located in the United Kingdom. The parties closed the first of two tranches in the transaction on October 21, 2011 for $1.4 billion in equity. The closing of the second tranche of loans is expected to occur on or around November 29, 2011 for $400 million. The 27 loans are secured by more than 170 properties comprising the following product types: 38% office, 25% multifamily, 25% retail, 9% industrial, 2% hotel and 1% land. 60% of the UPB is located in London, England. The loans have a 26-month weighted average maturity and a 5.5% weighted average current interest yield (based on purchase price). Kennedy Wilson has a 50% ownership interest (representing an investment by Kennedy Wilson of $47.8 million) in a joint venture that contributed $351.6 million, which was partially funded with a $256.0 million loan that is non-recourse to Kennedy Wilson currently bearing interest at a rate of 6% and secured by the joint venture’s interest, for a 25.0% ownership interest in the first tranche. Additionally, Kennedy Wilson contributed $67.6 million for a 4.8% direct ownership interest in the first tranche. The aforementioned joint venture, in which Kennedy Wilson owns a 50% interest, is expected to take a 25% interest in the closing of the second tranche. Kennedy Wilson charged a 1% acquisition fee (based on purchase price) on the transaction and expects to earn approximately $6 million in asset management fees over the 3-year estimated holding period. Additionally, Kennedy Wilson is entitled to promoted interests above certain return thresholds with respect to its investment in the aforementioned joint venture. If these promoted interests are attained, they will allow the Company to earn a larger share of the profits than it would otherwise attain solely through its ownership interest in the joint venture.

Debt Financing and Capital Markets

•	Since January 2010, the Company has raised approximately $4.5 billion of debt and equity corporate capital and joint venture capital to pursue its investment program.

•	In April 2011, the Company completed the sale and issuance of $250 million in aggregate principal amount of senior notes.

•

During the nine months ended September 30, 2011, the Company, through consolidated and joint venture investments, completed $473 million of property level financings in the United States and Japan at a weighted average interest rate of 3.26%.

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Kennedy Wilson Reports 3Q 2011 Earnings

•	In June 2011, the Company issued 4.8 million shares of common stock to institutional investors for gross proceeds of $51.4 million.

Multifamily Platform

•

Kennedy Wilson’s current multifamily platform consists of 12,738 units within 77 apartment communities. The Company owns 204 units through a consolidated subsidiary and has equity investments in joint ventures that own 12,534 units. The units are located in California (53%), the Pacific Northwest (28%), and Japan (19%).

•

The Company’s multifamily portfolio is 95% occupied and, on a trailing 12-month basis, produced an annualized net operating income of $122 million (annualized for communities purchased in 2011 and assuming stabilization for one community in lease-up). The current debt associated with these properties is approximately $1.4 billion, and Kennedy Wilson’s aggregate equity investment in the portfolio is approximately 31% of the total equity invested in the portfolio. In many cases, in addition to its ownership percentage, the Company has a promoted interest in the profits of these investments. Management believes that the Company’s multifamily investments are generally in supply constrained markets that will experience rent growth over the next several years.

•	From time to time, depending on market conditions and pricing, Kennedy Wilson plans to sell certain multifamily properties. Currently, the Company is marketing five multifamily properties for sale.

Conference Call and Webcast Details

The company will hold a live conference call and webcast to discuss results on Tuesday, November 8 at 7:00 a.m. PT/ 10:00 a.m. ET.

The direct dial-in number for the conference call is (866) 730-5766 for U.S. and Canada callers and (857) 350-1590 for international callers. The access code for the live call is 67073106.

A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 286.8010 for U.S. and Canada callers and (617) 801-6888 for international callers. The access code for the replay is 63292834.

The webcast will be available at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=217898&eventID=4220820. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.

About Kennedy Wilson

Founded in 1977, Kennedy Wilson is an international real estate investment and services company headquartered in Beverly Hills, CA with 23 offices in the U.S., Europe and Japan. The Company offers a comprehensive array of real estate services including auction, conventional sales, property services and investment management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor of real estate investments in the U.S., Europe and Japan. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements

Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,”

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Kennedy Wilson Reports 3Q 2011 Earnings

“intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include these factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the “SEC”), including the Item 1A. “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2010. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Information

In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (pro forma Statements of Income, Adjusted Net (Loss) Income Attributable to Kennedy Wilson Common Shareholders, Basic Adjusted Net (Loss) Income Attributable to Kennedy Wilson Common Shareholders Per Share, EBITDA and Adjusted EBITDA). Such information is reconciled to its closest GAAP measure in accordance with the SEC rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the Company’s shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

AUM generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our AUM is intended principally to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our material assets under management consist of the total estimated fair market value of the real estate properties and other assets either wholly-owned or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in this component of our AUM. The estimated value of development properties is included at estimated completion cost.

Tables Follow

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Kennedy Wilson Reports 3Q 2011 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Cash and cash equivalents	$147,414,000	$46,968,000
Accounts receivable	1,951,000	2,097,000
Accounts receivable — related parties	10,596,000	7,062,000
Notes receivable	16,946,000	20,264,000
Notes receivable — related parties	22,292,000	3,837,000
Real estate, net	113,619,000	82,701,000
Investments in joint ventures ($45,127,000 and $34,654,000 carried at fair value as of September 30, 2011 and December 31, 2010)	345,038,000	266,853,000
Loan pool participations	31,590,000	25,218,000
Marketable securities	5,658,000	33,000
Other assets	20,940,000	8,850,000
Goodwill	23,965,000	23,965,000

Total assets	$740,009,000	$487,848,000

Liabilities and equity
Liabilities
Accounts payable	$353,000	$1,504,000
Accrued expenses and other liabilities	30,896,000	9,064,000
Accrued salaries and benefits	5,014,000	10,721,000
Accrued and deferred tax liability	22,572,000	25,871,000
Senior notes payable	249,372,000	—
Notes payable	—	24,783,000
Borrowings under line of credit	—	27,750,000
Mortgage loans payable	38,217,000	35,249,000
Junior subordinated debentures	40,000,000	40,000,000

Total liabilities	386,424,000	174,942,000

Equity
Cumulative preferred stock, $0.0001 par value: 1,000,000 shares authorized $1,000 per share liquidation preference,
6.00% Series A, 100,000 shares issued as of September 30, 2011 and December 31, 2010, mandatorily convertible on May 19, 2015	—	—
6.46% Series B, 32,550 shares issued as of September 30, 2011 and December 31, 2010, mandatorily convertible on November 3, 2018	—	—
Common stock, $0.0001 par value: 125,000,000 shares authorized, 46,089,646 and 41,291,596 shares issued and 44,974,706 and 40,179,906 shares outstanding as of September 30, 2011 and December 31, 2010, respectively	5,000	4,000
Additional paid-in capital	337,988,000	284,669,000
Retained earnings	3,890,000	17,777,000
Accumulated other comprehensive income	7,467,000	9,043,000
Common stock held in treasury, at cost, $0.0001 par value, 1,114,940 and 1,111,690 held at September 30, 2011 and December 31, 2010, respectively	(11,337,000)	(11,301,000)

Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	338,013,000	300,192,000
Noncontrolling interests	15,572,000	12,714,000

Total equity	353,585,000	312,906,000

Total liabilities and equity	$740,009,000	$487,848,000

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Kennedy Wilson Reports 3Q 2011 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenue
Management and leasing fees	$4,862,000	$2,300,000	$9,657,000	$6,513,000
Management and leasing fees — related party	2,989,000	3,829,000	8,151,000	9,589,000
Commissions	1,329,000	1,973,000	4,842,000	4,353,000
Commissions — related party	1,930,000	2,034,000	3,587,000	4,319,000
Sale of real estate	—	—	417,000	3,937,000
Rental and other income	1,666,000	1,637,000	3,359,000	2,934,000

Total revenue	12,776,000	11,773,000	30,013,000	31,645,000
Operating expenses
Commission and marketing expenses	1,641,000	263,000	3,015,000	2,032,000
Compensation and related expenses	8,473,000	12,414,000	24,562,000	29,400,000
Cost of real estate sold	—	—	397,000	2,714,000
General and administrative	3,329,000	3,457,000	9,183,000	8,263,000
Depreciation and amortization	931,000	616,000	1,828,000	1,197,000
Rental operating expenses	1,195,000	897,000	2,248,000	1,421,000

Total operating expenses	15,569,000	17,647,000	41,233,000	45,027,000
Equity in joint venture (loss) income	(646,000)	5,191,000	7,229,000	5,162,000
Interest income from loan pool participations and notes receivable	1,048,000	4,209,000	5,835,000	7,950,000

Operating income (loss)	(2,391,000)	3,526,000	1,844,000	(270,000)
Non-operating income (expense)
Interest income	74,000	53,000	264,000	168,000
Interest income — related party	561,000	91,000	970,000	477,000
Remeasurement gain	—	—	6,348,000	2,108,000
Gain on extinguishment of debt	—	—	—	16,670,000
Loss on extinguishment of debt	—	(4,788,000)	—	(4,788,000)
Interest expense	(6,117,000)	(2,198,000)	(13,874,000)	(6,492,000)

(Loss) income before benefit from (provision for) income taxes	(7,873,000)	(3,316,000)	(4,448,000)	7,873,000
Benefit from (provision for) income taxes	2,997,000	(383,000)	2,162,000	(4,335,000)

Net (loss) income	(4,876,000)	(3,699,000)	(2,286,000)	3,538,000
Net loss (income) attributable to the noncontrolling interests	42,000	(1,215,000)	(1,295,000)	(2,374,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	(4,834,000)	(4,914,000)	(3,581,000)	1,164,000
Preferred dividends and accretion of preferred stock issuance costs	(2,036,000)	(1,804,000)	(6,708,000)	(2,524,000)

Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	(6,870,000)	(6,718,000)	(10,289,000)	(1,360,000)
Other comprehensive (loss) income, net of tax	(1,783,000)	2,912,000	(1,576,000)	5,098,000

Total comprehensive (loss) income	$(8,653,000)	$(3,806,000)	$(11,865,000)	$3,738,000

Basic and diluted loss per share
Basic and diluted loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(0.16)	$(0.17)	$(0.25)	$(0.03)

Weighted average number of common shares outstanding	44,016,880	38,961,822	40,712,496	39,062,570

Dividends declared per common share	$0.04	$—	$0.08	$—

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Kennedy Wilson Reports 3Q 2011 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Proforma Statements of (Loss) Income

(Unaudited)

	Three Months Ended September 30,
	2011			2010
	Consolidated	Pro Rata Unconsolidated Investments	Proforma Total	Consolidated	Pro Rata Unconsolidated Investments	Proforma Total
Revenue
Management and leasing fees	$7,851,000	$—	$7,851,000	$6,129,000	$—	$6,129,000
Commissions	3,259,000	—	3,259,000	4,007,000	—	4,007,000
Sale of real estate	—	3,029,000	3,029,000	—	1,173,000	1,173,000
Rental and other income	1,666,000	12,655,000	14,321,000	1,637,000	15,205,000	16,842,000
Interest income	—	2,459,000	2,459,000	—	4,932,000	4,932,000

Total revenue	12,776,000	18,143,000	30,919,000	11,773,000	21,310,000	33,083,000
Operating expenses
Commission and marketing expenses	1,641,000	—	1,641,000	263,000	—	263,000
Compensation and related expenses	8,473,000	—	8,473,000	12,414,000	—	12,414,000
Cost of real estate sold	—	2,522,000	2,522,000	—	874,000	874,000
General and administrative	3,329,000	—	3,329,000	3,457,000	—	3,457,000
Depreciation and amortization	931,000	3,849,000	4,780,000	616,000	3,049,000	3,665,000
Rental operating expenses	1,195,000	6,063,000	7,258,000	897,000	3,671,000	4,568,000

Total operating expenses	15,569,000	12,434,000	28,003,000	17,647,000	7,594,000	25,241,000
Equity in joint venture (loss) income	(646,000)	646,000	—	5,191,000	(5,191,000)	—
Interest income from loan pool participations and notes receivable	1,048,000	(1,048,000)	—	4,209,000	(4,209,000)	—

Operating (loss) income	(2,391,000)	5,307,000	2,916,000	3,526,000	4,316,000	7,842,000
Non-operating income (expense)
Interest income	635,000	(635,000)	—	144,000	(144,000)	—
Remeasurement gain	—	—	—	—	—	—
Gain on extinguishment of debt	—	—	—	—	—	—
Loss on extinguishment of debt	—		—	(4,788,000)		(4,788,000)
Interest expense	(6,117,000)	(4,672,000)	(10,789,000)	(2,198,000)	(4,172,000)	(6,370,000)

Loss before benefit from (provision for) income taxes	(7,873,000)	—	(7,873,000)	(3,316,000)	—	(3,316,000)
Benefit from (provision for) income taxes	2,997,000	—	2,997,000	(383,000)	—	(383,000)

Net loss	$(4,876,000)	$—	$(4,876,000)	$(3,699,000)	$—	$(3,699,000)

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Kennedy Wilson Reports 3Q 2011 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Proforma Statements of (Loss) Income

(Unaudited)

	Nine Months Ended September 30,
	2011			2010
	Consolidated	Pro Rata Unconsolidated Investments	Proforma Total	Consolidated	Pro Rata Unconsolidated Investments	Proforma Total
Revenue
Management and leasing fees	$17,808,000	$—	$17,808,000	$16,102,000	$—	$16,102,000
Commissions	8,429,000	—	8,429,000	8,672,000	—	8,672,000
Sale of real estate	417,000	34,164,000	34,581,000	3,937,000	1,422,000	5,359,000
Rental and other income	3,359,000	46,077,000	49,436,000	2,934,000	27,590,000	30,524,000
Interest income	—	8,838,000	8,838,000	—	11,019,000	11,019,000

Total revenue	30,013,000	89,079,000	119,092,000	31,645,000	40,031,000	71,676,000
Operating expenses
Commission and marketing expenses	3,015,000	—	3,015,000	2,032,000	—	2,032,000
Compensation and related expenses	24,562,000	—	24,562,000	29,400,000	—	29,400,000
Cost of real estate sold	397,000	29,674,000	30,071,000	2,714,000	1,049,000	3,763,000
General and administrative	9,183,000	—	9,183,000	8,263,000	—	8,263,000
Depreciation and amortization	1,828,000	11,558,000	13,386,000	1,197,000	7,203,000	8,400,000
Rental operating expenses	2,248,000	18,568,000	20,816,000	1,421,000	9,641,000	11,062,000

Total operating expenses	41,233,000	59,800,000	101,033,000	45,027,000	17,893,000	62,920,000
Equity in joint venture income (loss)	7,229,000	(7,229,000)	—	5,162,000	(5,162,000)	—
Interest income from loan pool participations and notes receivable	5,835,000	(5,835,000)	—	7,950,000	(7,950,000)	—

Operating income (loss)	1,844,000	16,215,000	18,059,000	(270,000)	9,026,000	8,756,000
Non-operating income (expense)
Interest income	1,234,000	(1,234,000)	—	645,000	(645,000)	—
Remeasurement gain	6,348,000	—	6,348,000	2,108,000	—	2,108,000
Gain on extinguishment of debt	—	—	—	16,670,000	—	16,670,000
Loss on extinguishment of debt	—		—	(4,788,000)	—	(4,788,000)
Interest expense	(13,874,000)	(14,981,000)	(28,855,000)	(6,492,000)	(8,381,000)	(14,873,000)

(Loss) income before provision for income taxes	(4,448,000)	—	(4,448,000)	7,873,000	—	7,873,000
Benefit from (provision for) income taxes	2,162,000	—	2,162,000	(4,335,000)	—	(4,335,000)

Net (loss) income	$(2,286,000)	$—	$(2,286,000)	$3,538,000	$—	$3,538,000

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Kennedy Wilson Reports 3Q 2011 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Adjusted Net (Loss) Income Attributable to Kennedy Wilson Common Shareholders

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(6,870,000)	$(6,718,000)	$(10,289,000)	$(1,360,000)
Non-GAAP adjustments:
Add back:
Stock based compensation	1,296,000	2,055,000	3,761,000	5,976,000
Common stock issuance discount treated as preferred dividend	—	—	600,000	—
Merger-related compensation expense	—	—	—	2,225,000

Adjusted Net (Loss) Income Attributable to Kennedy Wilson Common Shareholders	$(5,574,000)	$(4,663,000)	$(5,928,000)	$6,841,000

Basic weighted average number of common shares outstanding	44,016,880	38,961,822	40,712,496	39,062,570

Basic Adjusted Net (Loss) Income Attributable to Kennedy Wilson Common Shareholders Per Share	$(0.13)	$(0.12)	$(0.15)	$0.18

Kennedy-Wilson Holdings, Inc. and Subsidiaries

EBITDA and Adjusted EBITDA

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Net (loss) income	$(4,876,000)	$(3,699,000)	$(2,286,000)	$3,538,000
Add back:
Interest expense	6,117,000	2,198,000	13,874,000	6,492,000
Kennedy-Wilson’s share of interest expense included in investment in joint ventures and loan pool participations	4,672,000	4,172,000	14,981,000	8,381,000
Depreciation and amortization	931,000	616,000	1,828,000	1,197,000
Kennedy-Wilson’s share of depreciation and amortization included in investment in joint ventures	3,849,000	3,049,000	11,558,000	7,203,000
Loss on early extinguishment of corporate debt	—	4,788,000	—	4,788,000
Income taxes	(2,997,000)	383,000	(2,162,000)	4,335,000

EBITDA	7,696,000	11,507,000	37,793,000	35,934,000
Merger-related compensation expense	—	—	—	2,225,000
Stock-based compensation	1,296,000	2,055,000	3,761,000	5,976,000

Adjusted EBITDA	$8,992,000	$13,562,000	$41,554,000	$44,135,000

FOR IMMEDIATE RELEASE